UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K
_____________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 6, 2023
_____________________

AKEBIA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
_____________________

Delaware	001-36352	20-8756903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 First Street Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 871-2098
N/A
(Former name or former address, if changed since last report)
_____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	AKBA	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on May 5, 2022, Akebia Therapeutics, Inc. (the “Company”) entered into a retention and separation agreement with Nicole R. Hadas, the Company’s Senior Vice President, Chief Legal Officer and Corporate Secretary. Pursuant to the retention and separation agreement as amended on November 2, 2022, May 3, 2023 and July 26, 2023, Ms. Hadas would separate from the Company effective as of October 6, 2023, or, in the event of certain specified events, the effective date of her separation would extend to March 22, 2024.

On October 6, 2023, the Company and Ms. Hadas agreed to further extend the effective date of her termination to March 29, 2024, unless the Company and Ms. Hadas agree to an earlier termination date. In addition, in the event of certain specified events, the effective date of her termination may extend to September 22, 2024 (the “Hadas October 2023 Amendment”).

The foregoing description of the amendment does not purport to be complete and is qualified in its entirety by reference to the Hadas October 2023 Amendment, a copy of which the Company expects to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending September 30, 2023.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKEBIA THERAPEUTICS, INC.

Date: October 12, 2023	By:	/s/ John P. Butler
Name: John P. Butler
Title: President and Chief Executive Officer